SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): April 12, 2005

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On, April 6, 2005, the compensation committee of the board of directors of Cell Therapeutics, Inc. (the “Corporation”) approved a form of strategic management team severance agreement. Effective April 12, 2005, Stephen Aselage, Louis A. Bianco, Richard E. Leigh, Jr. and Jack W. Singer, all executives of the Corporation, entered into severance agreements (collectively, the “Severance Agreements”) with the Corporation in the form approved by the compensation committee. The Severance Agreements replace existing severance agreements each of Mr. Aselage, Mr. Bianco, Mr. Leigh and Dr. Singer had entered into with the Corporation effective February 3, 2004, September 23, 1997, September 29, 2004 and February 1, 1998, respectively.

The Severance Agreements provide that in the event the executive is discharged from employment by the Corporation without cause or resigns for good reason (including upon a change of control) (each as defined in the Severance Agreements), he will be entitled to receive (i) acceleration of all then existing unvested stock based compensation (options shall remain exercisable for a period of twenty-one months following the severance date), (ii) severance pay based on the executive’s base salary in effect immediately prior to the severance date for a period of eighteen months, (iii) bonus pay equal to the greater of the average of the three prior years bonuses or 30% of base salary, (iv) continuation of or reimbursement for certain health benefits for a period of up to eighteen months, and (v) all accrued but unused vacation and certain other benefits for a severance period of eighteen months. The Severance Agreements further provide that if the executive is discharged from employment by the Corporation for cause, as a result of death or disability, or resigns without good reason, the executive is entitled only to (i) his base salary through and including the severance date and (ii) pay for all accrued but unused vacation as of the severance date. Under the Severance Agreements, if any severance payments are subject to the excise tax on parachute payments, the Corporation will make a gross up payment in an amount that covers the excise tax due plus the excise and income taxes payable on the gross up payment. The severance payments are conditioned upon the executive not breaching his inventions and proprietary information agreement with the Corporation.

The foregoing description of the Severance Agreements is qualified in its entirety by reference to the form of severance agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits:

10.1	Form of Strategic Management Team Severance Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: April 14, 2005	By:	/s/ Louis A. Bianco
Louis A. Bianco
Executive Vice President, Finance and Administration
(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number
10.1	Form of Strategic Management Team Severance Agreement.